UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
February 20, 2007
Date of Report (Date of earliest event reported)

ANTIGENICS INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	000-29089 (Commission File Number)	06-1562417 (IRS Employer Identification No.)

162 Fifth Avenue, Suite 900 New York, NY (Address of principal executive offices)	10010 (Zip Code)
212-994-8200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 20, 2007, Antigenics Inc. (the “Company”) entered into an employment agreement with Shalini Sharp, Chief Financial Officer pursuant to which she will continue to serve as an executive of the Company. The agreement with Ms. Sharp has an initial term of one year and is extended for successive terms of one year each unless either party notifies the other at least 90 days prior to the expiration of the original or any extension term. The agreement contemplates an initial base salary of $240,000 per annum and a target bonus of 40% of base salary. The agreement with Ms. Sharp provides for severance benefits in the event of termination other than for cause or if Ms. Sharp leaves for good reason. Those amounts are increased if her departure occurs following a change of control. The agreement also includes non-compete and confidentiality provisions that will continue for at least 12 months following termination of employment.
Also on February 20, 2007, the Company entered into an employment agreement with Kerry Wentworth, Vice-President, Regulatory Affairs and Clinical Operations. The agreement with Ms. Wentworth has an initial term of one year and is extended for successive terms of one year each unless either party notifies the other at least 90 days prior to the expiration of the original or any extension term this Agreement. The agreement contemplates an initial base salary of $220,000 per annum and a target bonus of 35% of base salary. The agreement provides for severance benefits in the event of termination other than for cause or if Ms. Wentworth leaves for good reason. Those amounts are increased if her departure occurs following a change of control. The agreement also includes non-compete and confidentiality provisions that will continue for at least 12 months following termination of employment.
The full text of the documents referred to above are filed as exhibits to this current report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits
The following exhibit is filed herewith:
10.1	Employment agreement dated February 20, 2007 between Antigenics Inc. and Shalini Sharp

10.2	Employment agreement dated February 20, 2007 between Antigenics Inc. and Kerry Wentworth

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTIGENICS INC.
Date: February 26, 2007	By:	/s/ Garo H. Armen
Garo H. Armen, Ph.D.
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment agreement dated February 20, 2007 between Antigenics Inc. and Shalini Sharp

10.2	Employment agreement dated February 20, 2007 between Antigenics Inc. and Kerry Wentworth